CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for American Hospital Resources, Inc., of our report dated March 5, 2003 (except for Notes 2, 5, 15 and 17, as to which the date is April 17, 2003), relating to the financial statements of American Hospital Resources, Inc. for the year ended December 31, 2002.

/s/ Pritchett, Siler & Hardy

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

February 19, 2004